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                                                                       Exhibit B

                     PLANETCAD STOCKHOLDER VOTING AGREEMENT

         THIS AGREEMENT, dated as of May 1, 2002 (the "Agreement"), is entered into among Avatech Solutions, Inc., a Delaware corporation (the "Company") and certain stockholders of PlanetCAD Inc., a Delaware corporation ("Parent"), whose names appear on Schedule I hereto (collectively, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, on May 1, 2002, Parent, Raven Acquisition Corporation, a Delaware corporation ("Sub"), and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Sub with and into the Company (the "Merger");

         WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Parent Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Owned Shares");

         WHEREAS, as a condition to the Company's obligations under the Merger Agreement, the Company has required that the Stockholders enter into this Agreement; and

         WHEREAS, in order to induce the Company to consummate the Merger, the Stockholders are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and each of the Stockholders, severally and not jointly, hereby agree as follows:

                                    ARTICLE I

                         TRANSFER AND VOTING OF SHARES;
                       OTHER COVENANTS OF THE STOCKHOLDERS

         1.1. Voting of Shares. Each Stockholder agrees, at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, that such Stockholder shall vote the Owned Shares (i) in favor of the approval and adoption of the Merger Agreement (as amended from time to time) and (ii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for the Company or its nominees to vote such Owned Shares directly solely with respect to the matters referred to in this
Section 1.1.

         1.2. No Inconsistent Arrangements. Except as contemplated by this Agreement, each Stockholder shall not during the term of this Agreement (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Stockholder's Owned Shares or any interest therein, or create or permit to exist any Encumbrance (as defined below) on such Owned

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Shares unless such transfer or Encumbrance is done subject to the voting requirements set forth in Section 1.1 and subject to any such transferee or the beneficiary of any such Encumbrance executing a Proxy (as defined below), (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Owned Shares or any interest therein on terms that would, at the time of entering into such contract, option or other agreement or understanding or with the passage of time, violate clause (i) above, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Owned Shares, (iv) deposit such Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Owned Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, each Stockholder may transfer all or any of such Stockholder's Owned Shares to any trust, partnership or similar vehicle formed for estate, tax or family planning purposes of which such Stockholder controls the vote, provided that as a condition of such transfer, such Stockholder notifies the Company and provides the Company with documentation reasonably satisfactory to the Company as to the consent of the transferee to be bound by all of the provisions of this Agreement.

         1.3. Proxy. Each Stockholder hereby revokes any and all prior proxies or powers-of-attorney in respect of any of the Owned Shares and constitutes and agrees to execute the proxy in the form attached hereto as Exhibit A (the "Proxy").

         1.4. Stop Transfer. Each Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Owned Shares, unless such transfer is made in compliance with this Agreement and acknowledges that Parent and the Company may notify Parent's transfer agent of the terms hereof.

         1.5. Disclosure. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the SEC) its identity and ownership of the Owned Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder hereby represents and warrants to the Company as follows:

         2.1. Due Authorization, etc. Such Stockholder has all requisite personal or corporate power and authority to execute, deliver and perform this Agreement, to appoint the Company as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of the Company as Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its

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terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the. availability of equitable remedies, including specific performance, is subject to the, discretion of the court before which any proceeding for such remedy may be brought

         2.2.  No Conflicts; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not conflict with or violate any document, agreement, law, regulation or order to which such Stockholder is subject or by which such Stockholder or any of such Stockholder's assets is bound or affected.

         (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations at permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement.

         2.3. Title to Shares. Such Stockholder is the sole record and beneficial owner of the Owned Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than restrictions imposed by the securities laws or pursuant to this Agreement or the Merger Agreement or as otherwise disclosed by such Stockholder to the Company.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.

         3.2. Termination. This Agreement shall terminate and be of no further force and effect (i) by the unanimous written consent of the parties hereto or
(ii) automatically and without any required action of the parties hereto upon
(x) the Effective Time, (y) any amendment to the Merger Agreement that materially and adversely affects the economic interests of the Stockholders, or
(z) the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

         3.3. Further Assurance. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement. Each

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Stockholder understands and acknowledges that the Company is proceeding with the
Merger in reliance upon each Stockholder's execution and delivery of this Agreement.

         3.4. Certain Events. Each Stockholder agrees that this Agreement and such Stockholder's obligations hereunder shall attach to such Stockholder's Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Owned Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Owned Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

         3.5. No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         3.6. Specific Performance. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Company for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that the Company shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Company should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that the Company has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

         3.8. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         3.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to

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modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         3.10. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

         3.11. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

         3.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

         3.13. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         3.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the Company and the Stockholders have caused this
Agreement to be executed as of the date first written above.

                                     AVATECH SOLUTIONS, INC.


                                     By:________________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                     STOCKHOLDERS

                                     Capstone Ventures SBIC, LP
                                     By: Capstone SBIC Management, Inc.


                                     /s/ Eugene J. Fischer
                                     -------------------------------------------
                                     Print Name: :Eugene J. Fischer

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                                   SCHEDULE I

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          Name and Address of Stockholder    Number of Shares Beneficially Owned
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                                    EXHIBIT A

                                IRREVOCABLE PROXY

         By its execution hereof, and in order to secure its obligations under the PlanetCAD Stockholder Voting Agreement (the "Voting Agreement") of even date herewith among Avatech Solutions, Inc., a Delaware corporation (the "Company"), and certain stockholders of PlanetCAD Inc., a Delaware corporation ("Parent"), the undersigned (the "Stockholder") hereby irrevocably constitutes and appoints the Company and its successors and assigns, with full power of substitution and resubstitution, from the date hereof to the termination of the Voting Agreement, as such Stockholder's true and lawful attorney and proxy (its "Proxy"), for and in such Stockholder's name, place and stead, to demand that the Secretary call a special meeting of Stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote each of the Owned Shares of the Stockholder as such Stockholder's Proxy at every annual, special or adjourned meeting of stockholders of Parent, and to sign on behalf of such Stockholder (as a Stockholder of Parent) any ballot, proxy, consent, certificate or other document relating to Parent that law permits or requires, in a manner consistent with Section 1.1 of the Voting Agreement. This Proxy is coupled with an interest and the Stockholder intends this Proxy to be irrevocable to the fullest extent permitted by law. The Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to the Owned Shares. Capitalized terms used but not defined herein shall have the meaning set forth in the Voting Agreement. The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company, or any of its nominees, the power to carry out and give effect to the provisions of this Proxy.

                  IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this 10th day of June, 2002.


                                    Capstone Ventures SBIC, LP
                                    By:  Capstone SBIC Management, Inc.

                                    /s/ Eugene J. Fischer
                                    --------------------------------------------
                                    Name:  Eugene J. Fischer, President

                                    Address:
                                    3000 Sand Hill Road, Suite 1-290
                                    -----------------------------------
                                    Menlo Park, CA 94062
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